WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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THIS SCHEDULE  CONTAINS SUMMARY FINANCIAL  INFORMATION  EXTRACTED FROM THE
PROGRESSIVE CAPITAL ACCUMULATION TRUST DECEMBER 31, 2000 ANNUAL REPORT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ANNUAL REPORT.



                   Item        Item Description
                   Number
                                                        2000
                    3(a)   Net asset value:
                             Beginning of year          $26.36
                    3(a)   Net investment income
                           (loss)...........              0.88
                    3(a)   Net realized and
                           unrealized gain
                           (loss) on investments...      (1.94)
                    3(a)   Distributions to
                           shareholders:
                    3(a)    From net
                            investment
                            income..................     (1.45)
                    3(a)    From net realized
                            gains on investments ....    (2.31)
                                                        -------
                    3(a)   Net asset value:
                             End of year....            $21.54
                                                        =======
                    3(a)   Ratio of expenses to
                           average net
                           assets...........             1.46%







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